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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report -- March 13, 2001
                        (Date of earliest event reported)


                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                 000-26366                 23-2812193
   ----------------------      ----------------------    ----------------------
(State or other jurisdiction      (Commission File            (IRS Employer
      of incorporation)                Number)           Identification Number)


          732 Montgomery Avenue
         Narberth, Pennsylvania                              19072
  ------------------------------------         --------------------------------
(Address of principal executive offices)                  (Zip Code)






        Registrant's telephone number including area code: (610) 668-4700



                                       N/A
          (Former name or former address, if changed since last report)




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Item 1.     Changes in Control of Registrant.

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not Applicable.

Item 3.     Bankruptcy or Receivership.

            Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

            Not Applicable.

Item 5.     Other Events.

            On March 13, 2001, Royal Bank of Pennsylvania ("Royal Bank") the wholly-owned subsidiary of Royal Bancshares of Pennsylvania, Inc. (the "Corporation") executed an agreement with Crusader Savings Bank, F.S.B. ("Crusader Bank"), and its parent corporation Crusader Holding Corporation ("Crusader") for Royal Bank to acquire substantially all of the assets and assume substantially all of the liabilities of Crusader and Crusader Bank. The purchase price is payable in cash based on Crusader's consolidated tangible book value, and will be adjusted through closing for net income and any other changes to Crusader's consolidated book value. As previously reported by Crusader, Crusader's consolidated tangible book value at December 31, 2001 was $37.3 million or $9.67 per share.

            The transaction is expected to be accretive to the Corporation's consolidated earnings immediately upon completion. As a result of the approximate $400 million in assets to be acquired, Royal Bank will become one of the largest locally headquartered commercial banks in the Philadelphia area. Total assets will exceed $1 billion with a network of 15 branches in Philadelphia, Montgomery, Delaware, Chester and Berks counties.

            The transaction is expected to close on or before July 31, 2001 and is subject to regulatory approval and certain other conditions as set forth in the agreement including the approval of Crusader's shareholders. The holders of a majority of the outstanding shares of Crusader have entered into agreements to vote their shares in favor of the transaction.

Item 6.     Resignations of Registrant's Directors.

            Not Applicable.

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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)      Not Applicable.

            (b)      Not Applicable.

            (c)      Exhibits.

                     (2) Purchase and Assumption Agreement, dated as of March 12, 2001 among Royal Bank of Pennsylvania, Crusader Holding Corporation, Crusader Savings Bank, F.S.B. and Asset Investment Corporation.

                     (99.1) Press Release dated March 13, 2001, issued by Royal Bank of Pennsylvania.

Item 8.     Change in Fiscal Year.

            Not Applicable.

Item 9.     Regulation FD Disclosure.

            Not Applicable.







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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                                   (Registrant)


Dated: March 15, 2001              By /s/ Joseph P. Campbell
                                      -------------------------------------
                                      Joseph P. Campbell
                                      President and Chief Executive Officer











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                                  EXHIBIT INDEX


                                                                  Page Number
                                                                  in Manually
Exhibit                                                         Signed Original
-------                                                         ---------------
2         Purchase and Assumption Agreement, dated as of
          March 12, 2001, among Royal Bank of Pennsylvania,
          Crusader Holding Corporation, Crusader Savings Bank,
          F.S.B. and Asset Investment Corporation.                       6

99.1      Press Release, dated March 13, 2001, issued by Royal
          Bank of Pennsylvania.                                         76




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